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                        [LETTERHEAD OF SCHRECK BRIGNONE]


                                  July 17, 2003


NexMed, Inc.
350 Corporate Boulevard
Robbinsville, New Jersey  08691

Ladies and Gentlemen:

         We have acted as special Nevada counsel to NexMed, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of 4,405,752 shares of the Company's common stock, par value $0.001 per share (the "Stock").

         In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Stock, including the 2,916,668 shares of Stock purchased pursuant to a Common Stock and Warrant Purchase Agreement, dated July 2, 2003, by and among the Company and the purchasers named therein (the "Purchase Agreement"), and the 1,327,082 shares of Stock reserved for issuance upon the exercise of those warrants issued pursuant to the terms of the Purchase Agreement (the "Warrants"), both as referenced in the Investor Rights Agreement, dated July 21, 2003, by and among the Company and the purchasers named therein (the "Investor Rights Agreement"), and the 162,000 shares of Stock reserved for issuance upon conversion of, or payment of accreted amounts under, the Company's 5% Convertible Notes (the "Convertible Notes"), as referenced in the Registration Rights Agreement, dated June 11, 2002, by and among the Company and the purchasers named therein (the "Registration Rights Agreement"), and all as referenced in the Registration Statement. For purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed, that the Stock, the Warrants, and the Convertible Notes have been or will be, as applicable, issued in accordance with the terms of the Warrants, the Convertible Notes, the Investor Rights Agreement, the Registration Rights Agreement and the Purchase Agreement, and that the terms of such issuances has been or will be, as applicable, otherwise in compliance with applicable laws.

         We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purpose of rendering this opinion and we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies or reproductions of originals of such documents, agreements, instruments and corporate records as we have deemed


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NexMed, Inc.
July 17, 2003
Page 2


necessary or appropriate to enable us to render the opinions expressed below. We have also obtained from officers and other representatives of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

         Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that
(i) the obligations of each party set forth in the Warrants, the Notes, the Purchase Agreement, the Investor Rights Agreement, and the Registration Rights Agreement and the other documents that we have reviewed are its valid and binding obligations, enforceable in accordance with their respective terms; (ii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; (iii) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct; (iv) each natural person executing a document has sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document; and (vi) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to any orders, consents or other authorizations or approvals as may be required by any federal law, including any federal securities law, or any state securities or "Blue Sky" laws.

         Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Stock is duly authorized and, when and to the extent issued and sold in accordance with the terms of the Warrants, the Convertible Notes, the Investor Rights Agreement, the Registration Rights Agreement and the Purchase Agreement, as described in the Registration Statement (after due and proper conversion by the selling stockholders of the Notes, and exercise by the selling stockholders of the Warrants, together with the payment in full to the Company of all conversion and exercise prices, including pursuant to any deferred payment arrangements, therefor), will have been or will be validly issued, fully paid and non-assessable.

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NexMed, Inc.
July 17, 2003
Page 3


         The opinions expressed herein are based upon the laws in effect and the facts in existence as of the date of this letter. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

         This opinion letter may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent in each instance. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Schreck Brignone

                                                     SCHRECK BRIGNONE